Exhibit 10.21

THIRD AMENDMENT TO

MARKETING AGREEMENT

This Third Amendment (“Amendment”), entered into as of June 18, 2014, is between MGM Resorts International, a Delaware corporation (“MGM”), and PLAYSTUDIOS, Inc. (f/k/a incuBET, Inc.), a Delaware corporation (“PLAYSTUDIOS”) (formerly myVEGAS.com, LLC, a Nevada limited liability company), and amends in part the Marketing Agreement dated April 13, 2011 between MGM and PLAYSTUDIOS, as amended by that certain Letter Agreement dated July 13, 2011 and that certain Corrective Amendment to Marketing Agreement dated as of July 20, 2011 (the “Agreement”).

RECITALS

WHEREAS, Section 7 of the Agreement provides that PLAYSTUDIOS will not include in the myVEGAS game, the trademarks, brands, images of or references to any other casinos located in Las Vegas without the prior written consent of MGM.

WHEREAS, PLAYSTUDIOS wishes to enter into an agreement with Station Casinos, Inc. (“Station”), under which PLAYSTUDIOS would display in the myVEGAS game the trademarks, brands, images of or references to locals casinos located in Las Vegas area that are owned and operated by Station, and MGM is agreeable to amending the Agreement to permit PLAYSTUDIOS to do so on the terms described herein.

AGREEMENT

NOW, THEREFORE, based on the foregoing recitals, which are incorporated herein by reference, and for good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1.	Amendments.

1.1.            Section 1. Section 1 of the Agreement is hereby amended in part by adding the following definitions:

““Local Station Brands” shall mean the trademarks, brands, images of or references to casinos owned or operated by Station Casinos, Inc. (“Station”) and exclusively located within the Las Vegas Locals Market. For the avoidance of doubt, any trademark or brand used for both (i) one or more casinos located outside of the Las Vegas Locals Market and (ii) one or more casinos located within the Las Vegas Locals Market shall be deemed not to be a Local Station Brand.”

““Las Vegas Locals Market” shall mean the City of Las Vegas, Nevada and that area within a twenty-five (25) mile radius thereof, excluding (i) the Las Vegas Strip (that area bounded by Paradise Road and straight extensions thereof on the East, Charleston Boulevard on the North, I-15 on the West, and Sunset Road on the South), and (ii) Downtown Las Vegas (that area bounded by Eastern Avenue and hypothetical straight extensions thereof on the East, I-515 (U.S. 93/95) on the North, I-15 on the West and Charleston Boulevard on the South.”

1.2.            Section 7. Section 7 of the Agreement is hereby amended in part by amending and restating the last sentence thereof to read as follows:

“myVEGAS will not include in the Game (or in connection with advertising, marketing or promoting the Game) the trademarks, brands, images of or references to any other casinos located in Las Vegas, other than the Local Station Brands, without the prior written consent of MGM. myVEGAS will clearly and prominently identify in the Game (and in connection with advertising, marketing or promoting the Game) the properties and trademarks owned by MGM as distinguished from the Local Station Brands.  myVEGAS will not directly or indirectly associate MGM, its properties or trademarks, with Station, its properties or trademarks in any manner that is likely to cause confusion, mistake or deception among consumers as to an affiliation, relationship or connection between MGM and Station.”

2.            Style Guide. myVEGAS will provide an updated Style Guide reflecting the addition of the Local Station Brands as contemplated herein to MGM for its prior approval pursuant to Section 3 of the Agreement.

3.            Term. The parties agree that the “Launch/Go-Live” date for purposes of Section 11.1 of the Agreement was July 17, 2012.

4.            Effectiveness of Amendment. This Amendment is deemed effective as of the date first written above. Except as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

[Signature page follows]

The undersigned have executed this Amendment as of the day and year first above written as authorized officers or signatories of the relevant party.

PLAYSTUDIOS, Inc.

/s/ Andrew S. Pascal
Andrew Pascal, CEO

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Assistant Secretary